FOUR EASY WAYS TO VOTE YOUR PROXY

INTERNET:	Go to www.xxxxxxx.xxx and follow the online directions.

TELEPHONE:	Call x-xxx-xxx-xxxx and follow the simple instructions.

MAIL:	Vote, sign, date and return your proxy by mail.

IN PERSON:	Vote at the Special Meeting of Shareholders.

«TARGET_FUND_» (the “Target Fund”) AN INVESTMENT PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS) (the “Trust”)	PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES (the “Board”)-FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 1, 2011
The undersigned hereby appoints Philip A. Taylor, John M. Zerr and Sheri Morris, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on April 1, 2011, at 3:00 p.m., Central time, and at any adjournment or postponement thereof, all of the shares of the Target Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSAL.
NOTE:	If you vote by telephone or on the Internet, please do NOT return your proxy card.
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Proxy must be signed and dated below.

Dated ____________________

Signature(s)	(Sign in the Box)
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer’s position with the entity.

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*—+
¯	Please fill in box as shown using black or blue ink or number 2 pencil. ☒ ¯
PLEASE DO NOT USE FINE POINT PENS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THE BOARD RECOMMENDS VOTING “FOR” THE PROPOSAL.

	FOR	AGAINST	ABSTAIN

1.
To approve an Agreement and Plan of Reorganization between the “Target Fund” and «Acquiring_Fund_» (the “Acquiring Fund”), a series of the Trust, providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.
	☐	☐	☐

PROXIES ARE AUTHORIZED TO VOTE ON A PROPOSAL TO ADJOURN THE MEETING, AND, TO VOTE IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please vote, sign and date this proxy card and return it in the enclosed envelope.

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[[[INSURANCE COMPANY NAME AND LOGO]]	THREE EASY WAYS TO SUBMIT YOUR VOTING INSTRUCTIONS

	INTERNET:	Go to www.xxxxxxx.xxx and follow the online directions.

	TELEPHONE:	Call x-xxx-xxx-xxxx and follow the simple instructions.

	MAIL:	Complete, sign, date and return your voting instructions by mail.

EACH CONTRACT OWNER’S VOTE IS IMPORTANT! PLEASE VOTE YOUR CARD TODAY!

VOTING INSTRUCTION CARD	VOTING INSTRUCTION CARD

«TARGET_FUND_» (the “Target Fund”) AN INVESTMENT PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS) (the “Trust”)	VOTING INSTRUCTION CARD PROXY FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS OF AIM VARIABLE INSURANCE FUNDS TO BE HELD APRIL 1, 2011
The undersigned hereby authorizes the above-referenced Insurance Company (the “Company”) to represent and to vote, as designated on the reverse, at the Joint Special Meeting of Shareholders on April 1, 2011, at 3:00 p.m., Central time, and at any adjournment or postponement thereof, all of the shares of the Target Fund which is attributable to his or her contract or interest therein as directed on the reverse side of this card. IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSAL. If you fail to return this Voting Instruction Card or return it unsigned, the Company will vote all shares attributable to your account value in proportion to all voting instructions for the Target Fund actually received from contract owners in the Separate Account.

Voting Instruction Card must be signed and dated below.

Dated ____________________, 2011

Signature(s)	(Sign in the Box)
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS VOTING INSTRUCTION CARD. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer’s position with the entity.¯

*—+
¯	Please fill in box as shown using black or blue ink or number 2 pencil. ☒ ¯
PLEASE DO NOT USE FINE POINT PENS.

THE BOARD OF TRUSTEES OF THE TRUST. RECOMMENDS VOTING “FOR” THE PROPOSAL.

	FOR	AGAINST	ABSTAIN

1.
To approve an Agreement and Plan of Reorganization between the “Target Fund” and «Acquiring_Fund_» (the “Acquiring Fund”), a series of the Trust, providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.
	☐	☐	☐

Please vote, sign and date this voting instruction card and return it in the enclosed envelope.

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